Forum Energy Technologies Announces Third Quarter 2013 Results

HOUSTON, TEXAS, October 24, 2013 - Forum Energy Technologies, Inc. (NYSE: FET) today announced third quarter 2013 revenue of $390 million compared to $348 million for the third quarter 2012. Net income for the third quarter 2013 was $33 million or $0.35 per diluted share compared to $41 million or $0.44 per diluted share for the year earlier period.
The Company’s third quarter results include $12 million in pre-tax charges ($0.09 per diluted share) associated with several non-recurring and non-operational items. Excluding these items, adjusted fully-diluted earnings per share for the third quarter 2013 were $0.44. See Table 1 for a reconciliation of GAAP to non-GAAP financial information.
Third Quarter Results by Segment
Drilling & Subsea
Drilling & Subsea revenue in the third quarter 2013 was $248 million, an increase of $45 million, or 22%, from the third quarter 2012 primarily due to the contribution of six acquisitions completed since the third quarter of 2012. Although the decline in the North America land rig count reduced the demand for drilling equipment and products in this region, orders continue to be strong outside of North America. Sales of subsea equipment increased over the prior year period as we delivered on the high order volumes received earlier in 2013. The Company continues to experience strong demand for drillable composite fracturing plugs and downhole protection systems.
Production & Infrastructure
Production & Infrastructure revenue in the third quarter 2013 was $143 million, a decrease of $1 million from the third quarter 2012. The segment benefited from increased demand for pressure pumping consumable products, partially offset by lower sales of valves. Demand for production and processing systems was little changed over the prior year.

Review and Outlook
Cris Gaut, Chairman and Chief Executive Officer of Forum, remarked, "Forum had a good third quarter. We had record revenue of $390 million and improved sequential operating income and margins. Our focus continues to be on adjusting our business for a flat U.S. land rig count, executing the delivery of orders to international markets, and integrating our recent acquisitions.
"Our Drilling & Subsea segment achieved a significant improvement in operating margins compared to the first half of this year due to the restructuring of the business during the third quarter and to an increase in revenues. Orders continued at a very strong pace for drilling capital equipment, especially for international customers.
"The Production & Infrastructure segment had a sequential decline in revenue as both our production equipment and valves experienced declines from the record levels they had in the first half of 2013.
"We are pleased with the integration progress and performance of the recent additions of Blohm + Voss Oil Tools and Moffat 2000, and our investment in Global Tubing.

"As previously announced, during the third quarter Forum issued $300 million of 6.250% senior unsecured notes due 2021. These bonds will increase interest expense approximately $3 million a quarter or $0.02 per share after tax.
"Forum expects diluted earnings per share for the fourth quarter 2013 of $0.42 to $0.46."

Third Quarter 2013 Acquisitions
Blohm + Voss Oil Tools, with locations in Hamburg, Germany and Willis, Texas, manufactures a comprehensive range of pipe handling equipment used on offshore and onshore drilling rigs worldwide.
Moffat 2000, based in Newcastle, England, is a leading manufacturer of subsea pipeline inspection launching and receiving systems, and subsea connectors.
Global Tubing, located in Dayton, Texas, provides coiled tubing strings and related services to customers worldwide. Global Tubing's high-quality coiled tubing strings are critical consumable components of coiled tubing units that perform an increasing number of well completion and intervention activities. Forum acquired Global Tubing jointly with Quantum Energy Partners.

Conference Call Information
Forum's conference call is scheduled for October 25, 2013 at 9:00 AM CDT. During the call, the company intends to discuss third quarter 2013 results. To access the call, please dial 888-713-4215 within North America, or 617-213-4867 outside of North America. The access code is 31253945. The call will also be broadcast through the Investor Relations link on Forum's website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for 30 days and may be accessed by dialing 888-286-8010 within North America, or 617-801-6888 outside of North America. The access code is 64763168.

Forum Energy Technologies is a global oilfield products company, serving the subsea, drilling, completion, production and infrastructure sectors of the oil and natural gas industry.  The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. With over 3,500 employees, Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe.  For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.

These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations & Planning
281.368.1108
mark.traylor@f-e-t.com

Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Three months ended
	September 30,		June 30,
(in millions, except per share information)	2013	2012	2013
Revenue	$390.2	$347.8	$367.9
Total operating expenses (1)	337.2	284.9	320.7
Earnings from equity investment	2.9	—	—
Operating income	55.9	62.9	47.2
Interest expense	4.4	3.6	3.1
Loss on foreign exchange and other, net	2.3	0.8	1.1
Deferred loan costs written off	2.1	—	—
Total other expense	8.8	4.4	4.2
Profit before income taxes	47.1	58.5	43.0
Provision for income tax expense	13.9	17.6	13.1
Net income	33.2	40.9	29.9
Less: Net income attributable to noncontrolling interest	—	—	—
Net income attributable to common stockholders	$33.2	$40.9	$29.9

Weighted average shares outstanding
Basic	91.4	85.0	91.0
Diluted	94.7	92.3	94.6

Earnings per share
Basic	$0.36	$0.48	$0.33
Diluted	$0.35	$0.44	$0.32

(1) Refer to Table 1 for schedule of non-recurring and non-operating items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Nine months ended
	September 30,
(in millions, except per share information)	2013	2012
Revenue	$1,131.1	$1,084.8
Total operating expenses (1)	981.7	881.8
Earnings from equity investment	2.9	—
Operating income	152.3	203.0
Interest expense	10.8	13.0
Loss on foreign exchange and other, net	2.0	1.2
Deferred loan costs written off	2.1	—
Total other expense	14.9	14.2
Profit before income taxes	137.4	188.8
Provision for income tax expense	42.4	61.2
Net income	95.0	127.6
Less: Net income attributable to noncontrolling interest	—	0.1
Net income attributable to common stockholders	$95.0	$127.5

Weighted average shares outstanding (2)
Basic	90.3	78.0
Diluted	94.5	84.9

Earnings per share
Basic	$1.05	$1.63
Diluted	$1.01	$1.50

(1) Refer to Table 2 for schedule of non-recurring and non-operating items.
(2) 2012 diluted earnings per share does not include the full impact of the 16.6 million shares issued in the company's initial public offering and concurrent private placement on April 12, 2012.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	September 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$28.2	$41.1
Other current assets	786.0	733.8
Total current assets	814.2	774.9
Property and equipment, net of accumulated depreciation	174.8	153.0
Goodwill and other intangibles, net	1,099.4	953.2
Investment in unconsolidated subsidiary	62.3	—
Other long-term assets	17.6	11.9
Total assets	$2,168.3	$1,893.0
Liabilities and Equity
Current liabilities
Current portion of long-term debt and capital lease obligations	$31.1	$20.5
Accounts payable—trade	111.1	99.0
Accrued liabilities	96.6	93.7
Other current liabilities	31.8	67.7
Total current liabilities	270.6	280.9
Long-term debt, net of current portion	500.0	400.2
Other long-term liabilities	113.6	49.7
Total liabilities	884.2	730.8
Total stockholders’ equity	1,283.5	1,161.5
Noncontrolling interest in subsidiary	0.6	0.7
Total equity	1,284.1	1,162.2
Total liabilities and equity	$2,168.3	$1,893.0

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Nine Months Ended September 30,
(in millions of dollars)	2013	2012
Cash flows from operating activities
Net income	$95.0	$127.6
Change in contingent consideration and impairment of intangible assets	—	(3.4)
Depreciation and amortization	44.1	38.1
Other, primarily working capital	25.1	(80.5)
Net cash provided by operating activities, excluding contingent consideration payments (1)	$164.2	$81.8
Cash flows from investing activities
Capital expenditures for property and equipment	$(44.7)	$(37.8)
Acquisition related and other	(229.1)	2.0
Net cash used in investing activities	$(273.8)	$(35.8)
Cash flows from financing activities
Borrowings of long-term debt, including borrowings due to acquisitions	$341.8	$78.5
Repayment of long-term debt	(231.6)	(432.8)
Proceeds of Initial Public Offering, net of offering costs	—	256.4
Proceeds from concurrent private placement	—	50.0
Payment of contingent consideration	(11.4)	(18.2)
Other	0.5	17.0
Net cash provided by (used in) financing activities	$99.3	$(49.1)
Effect of exchange rate changes on cash	(2.6)	0.5
Net decrease in cash and cash equivalents	$(12.9)	$(2.6)

(1) For the nine months ended September 30, 2012, the amount excluded from cash provided by operating activities for the contingent consideration payment is $7.1 million and this amount is included in the “Payment of contingent consideration” caption.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (5)
	Three months ended			Three months ended
(in millions of dollars)	September 30, 2013	September 30, 2012	June 30, 2013	September 30, 2013	September 30, 2012	June 30, 2013
Revenue
Drilling & Subsea	$248.4	$203.8	$209.2	$248.4	$203.8	$209.2
Production & Infrastructure	142.7	144.1	158.9	142.7	144.1	158.9
Eliminations	(0.9)	(0.1)	(0.2)	(0.9)	(0.1)	(0.2)
Total revenue	$390.2	$347.8	$367.9	$390.2	$347.8	$367.9

Operating income
Drilling & Subsea	$42.6	$41.4	$32.9	$48.7	$41.4	$32.9
Operating income margin %	17.1%	20.3%	15.7%	19.6%	20.3%	15.7%
Production & Infrastructure (1)	21.4	25.5	22.8	22.1	25.5	22.8
Operating income margin %	15.0%	17.7%	14.3%	15.5%	17.7%	14.3%
Corporate	(7.5)	(6.2)	(6.9)	(7.1)	(6.2)	(6.9)
Total Segment operating income	56.5	60.7	48.8	63.7	60.7	48.8
Other items not in segment operating income (2)	(0.6)	2.2	(1.6)	(0.2)	1.6	0.2
Total operating income	$55.9	$62.9	$47.2	$63.5	$62.3	$49.0
Operating income margin %	14.3%	18.1%	12.8%	16.3%	17.9%	13.3%

EBITDA (3)
Drilling & Subsea	$52.0	$51.8	$42.5	$60.1	$52.5	$43.3
Percentage of D&S revenue %	20.9%	25.4%	20.3%	24.2%	25.8%	20.7%
Production & Infrastructure	24.5	28.8	26.0	25.6	28.8	26.4
Percentage of P&I revenue %	17.2%	20.0%	16.4%	17.9%	20.0%	16.6%
Corporate	(8.9)	(6.0)	(6.3)	(6.4)	(6.0)	(6.2)
Other items (4)	(0.4)	0.5	(1.7)	—	—	—
Total EBITDA	$67.2	$75.1	$60.5	$79.3	$75.3	$63.5
Percentage of total revenue %	17.2%	21.6%	16.4%	20.3%	21.7%	17.3%

(1) Includes earnings from equity investment.
(2) Includes contingent consideration, transaction expenses and gain/(loss) on sale of assets.
(3) The Company believes the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes contingent consideration and transaction expenses.
(5) Refer to Table 1 for schedule of non-recurring and non-operating items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (5)
	Nine months ended		Nine months ended
(in millions of dollars)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenue
Drilling & Subsea	$679.5	$639.5	$679.5	$639.5
Production & Infrastructure	452.8	445.8	452.8	445.8
Eliminations	(1.2)	(0.5)	(1.2)	(0.5)
Total revenue	$1,131.1	$1,084.8	$1,131.1	$1,084.8

Operating income
Drilling & Subsea	$110.7	$133.8	$116.9	$133.8
Operating income margin %	16.3%	20.9%	17.2%	20.9%
Production & Infrastructure (1)	65.6	80.1	66.3	80.1
Operating income margin %	14.5%	18.0%	14.6%	18.0%
Corporate	(21.6)	(15.0)	(21.2)	(15.0)
Total Segment operating income	154.7	198.9	162.0	198.9
Other items not in segment operating income (2)	(2.4)	4.1	(0.3)	1.6
Total operating income	$152.3	$203.0	$161.7	$200.5
Operating income margin %	13.5%	18.7%	14.3%	18.5%

EBITDA (3)
Drilling & Subsea	$141.2	$162.0	$148.7	$163.1
Percentage of D&S revenue %	20.8%	25.3%	21.9%	25.5%
Production & Infrastructure	75.2	89.7	76.7	90.0
Percentage of P&I revenue %	16.6%	20.1%	16.9%	20.2%
Corporate	(22.0)	(14.5)	(19.5)	(14.5)
Other items (4)	(2.1)	2.6	—	—
Total EBITDA	$192.3	$239.8	$205.9	$238.6
Percentage of total revenue %	17.0%	22.1%	18.2%	22.0%

(1) Includes earnings from equity investment.
(2) Includes contingent consideration, intangible asset impairment, transaction expenses and gain/(loss) on sale of assets.
(3) The Company believes the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes contingent consideration, intangible asset impairment and transaction expenses.
(5) Refer to Table 2 for schedule of non-recurring and non-operating items.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information - Table 1
Non-recurring and non-operating items
(Unaudited)
	Three months ended
	September 30, 2013			September 30, 2012			June 30, 2013
(in millions, except per share information)	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS
As reported	$55.9	$67.2	$0.35	$62.9	$75.1	$0.44	$47.2	$60.5	$0.32
% of revenue	14.3%	17.2%		18.1%	21.6%		12.8%	16.4%
Non-recurring items:
Severance	4.3	4.3		—	—		—	—
Facility closures	2.2	2.2		—	—		—	—
Deferred loan costs written off	—	2.1		—	—		—	—
Subtotal of non-recurring items	$6.5	$8.6	$0.06	$—	$—	$—	$—	$—	$—
Non-operating items:
Contingent consideration (benefit)	—	—		(0.7)	(0.7)		—	—
Transaction expenses (2)	1.1	1.1		0.1	0.1		1.8	1.8
Loss (gain) on foreign exchange, net	—	2.4		—	0.8		—	1.2
Subtotal of non-operating items	$1.1	$3.5	$0.03	$(0.6)	$0.2	$—	$1.8	$3.0	$0.02
As adjusted (1)	$63.5	$79.3	$0.44	$62.3	$75.3	$0.44	$49.0	$63.5	$0.34
% of revenue	16.3%	20.3%		17.9%	21.7%		13.3%	17.3%

(1) The Company believes the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Includes $0.8 million of transaction expenses within earnings from equity investment in the three months ended September 30, 2013.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information - Table 2
Non-recurring and non-operating items
(Unaudited)
	Nine months ended
	September 30, 2013			September 30, 2012
(in millions, except per share information)	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS
As reported	$152.3	$192.3	$1.01	$203.0	$239.8	$1.50
% of revenue	13.5%	17.0%		18.7%	22.1%
Non-recurring items:
Severance	4.3	4.3		—	—
Facility closures	2.2	2.2		—	—
Deferred loan costs written off	—	2.1		—	—
Subtotal of non-recurring items	$6.5	$8.6	$0.06	$—	$—	$—
Non-operating items:
Contingent consideration expense (benefit)	—	—		(4.6)	(4.6)
Impairment of intangible assets	—	—		1.2	1.2
Transaction expenses (2)	2.9	2.9		0.9	0.9
Loss (gain) on foreign exchange, net	—	2.1		—	1.3
Subtotal of non-operating items	$2.9	$5.0	$0.04	$(2.5)	$(1.2)	$(0.01)
As adjusted (1)	$161.7	$205.9	$1.11	$200.5	$238.6	$1.49
% of revenue	14.3%	18.2%		18.5%	22.0%

(1) The Company believes the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Includes $0.8 million of transaction expenses within earnings from equity investment in the nine months ended September 30, 2013.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information - Table 3
(Unaudited)
	Three months ended
(in millions of dollars)	September 30, 2013	September 30, 2012	June 30, 2013
EBITDA reconciliation (1)
Net income attributable to common stockholders	$33.2	$40.9	$29.9
Interest expense	4.4	3.6	3.1
Depreciation and amortization	15.7	13.0	14.4
Income tax expense	13.9	17.6	13.1
EBITDA	$67.2	$75.1	$60.5

(1) The Company believes the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information - Table 4
(Unaudited)
	Nine months ended
(in millions of dollars)	September 30, 2013	September 30, 2012
EBITDA reconciliation (1)
Net income attributable to common stockholders	$95.0	$127.5
Interest expense	10.8	13.0
Depreciation and amortization	44.1	38.1
Income tax expense	42.4	61.2
EBITDA	$192.3	$239.8

(1) The Company believes the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.